Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Zegarelli Group International, Inc. for the year ending December 31, 2007, the undersigned, Alfred E. Booth, Jr., Chief Executive Officer and Marie Booth, Chief Financial Officer of Zegarelli Group International, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief, that:

1.	Such Yearly Report of Form 10-KSB for the year ending December 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2007, fairly represents in all material respects, the financial condition and results of operations of Zegarelli Group International, Inc.

Date: March 31, 2008

Zegarelli Group International, Inc.

By: /s/Alfred E. Booth, Jr.
Alfred E. Booth, Jr. Chief Executive Officer, Chief Financial Officer By: /s/ Marie Booth Marie Booth Chief Financial Officer